UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2012

CENTERLINE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13237	13- 3949418
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Church Street, New York, NY		10007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-317-5700

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 19, 2012, Centerline Mortgage Capital Inc. and Centerline Mortgage Partners Inc. (collectively, the “Companies”), each of which is a subsidiary of Centerline Holding Company (“Centerline”), entered into a First Amendment to Mortgage Warehouse Loan and Security Agreement (the “Agreement”) with Manufacturers and Traders Trust Company (the “Lender”). Pursuant to the Agreement, the Companies have been granted an increase in the line of credit limit from $50,000,000 to $150,000,000 for a 30 day period commencing on the earlier of: (i) November 14, 2012 or (ii) upon the date of the initial advance by the Lender to the Companies for purpose of originating a loan or loans secured by certain scheduled properties. Advances in an amount up to and including $100,000,000 made to the Companies by the Lender with respect to certain scheduled loans shall bear interest at a rate of 210 basis points over LIBOR, with advances in an amount in excess of $100,000,000 or for loans other than those scheduled shall bear an interest rate of 275 basis points over LIBOR.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The following is a brief description of additional material relationships between Centerline and the Lender other than in respect of the Agreement:

M&T Bank, an affiliate of Lender (“M&T Bank”), is a former holder of Centerline’s Series A Convertible Community Reinvestment Act Preferred Shares (the “Preferred Shares”). In connection with Centerline’s redemption of the M&T’s Preferred Shares in November 2011 (the “Redemption”), Centerline agreed that M&T Bank would be treated no less favorably with respect to the Redemption than any former or current holder of Preferred Shares, subject to certain exceptions.

Item 9.01. Financial Statements and Exhibits.

The Exhibit Index appearing after the signature page of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused is report to be signed on its behalf by the undersigned thereunto duly authorized.

Centerline Holding Company

(Registrant)

October 24, 2012	By:	/s/ Michael P. Larsen
Michael P. Larsen
Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Mortgage Warehouse Loan and Security Agreement, dated as of October 19, 2012, by and among Centerline Mortgage Capital Inc. and Centerline Mortgage Partners Inc. and Manufacturers and Traders Trust Company as lender.

4